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                                                                    EXHIBIT 10.3

                            AMENDMENT NO. 1 TO THE
                           1998 STOCK PURCHASE PLAN
                        OF PATINA OIL & GAS CORPORATION

     THIS AMENDMENT NO. 1 to the 1998 Stock Purchase Plan of Patina Oil & Gas Corporation (this "Amendment"), dated as of May 28, 1999, is entered into by Patina Oil & Gas Corporation, pursuant to authority granted to it in Article X of the 1998 Stock Purchase Plan of Patina Oil & Gas Corporation, dated as of February 19, 1998 (the "Stock Purchase Plan").

     WHEREAS, Article X of the Stock Purchase Plan provides that the Board of Directors may, insofar as permitted by law, modify or amend the Stock Purchase Plan in any respect whatsoever; provided, however, that any amendment that would materially increase the cost of the Stock Purchase Plan to the Company must be approved by the stockholders of the Company; and

     WHEREAS, in April 1999 the Board of Directors approved a proposed amendment to the Stock Purchase Plan to amend Article IV to allow for the annual renewal of 500,000 shares of Common Stock to be reserved for possible purchase under the Stock Purchase Plan (the "Proposed Amendment"); and

     WHEREAS, on May 27, 1999, holders of a majority of the outstanding shares of voting stock of all classes of the Corporation approved the Proposed Amendment;

     NOW, THEREFORE, the Stock Purchase Plan is hereby amended as follows:

     1. Amendment Relating to Shares. Article IV of the Stock Purchase Plan is hereby amended by replacing the Paragraph in Article IV with the following:

     "There shall be 500,000 shares of Common Stock reserved under the Plan, subject to adjustment in accordance with Article IX hereof. The 500,000 shares of Common Stock reserved for purchase under the Plan will be automatically renewed each Plan Year, with the cancellation of any remaining unpurchased shares from the previous Plan Year. The shares of Common Stock subject to the Plan shall be shares of authorized but unissued Common Stock."

     2. Capitalized Terms. Capitalized terms used but not defined herein are used as defined in the Stock Purchase Plan. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.


                              PATINA OIL & GAS CORPORATION


                              By: /s/ David J. Kornder
                                  ------------------------------------
                                      David J. Kornder
                                      Secretary